SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

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                              CENTER BANCORP, INC.
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                              CENTER BANCORP, INC.

                             Corporate Headquarters
                               2455 Morris Avenue
                             Union, New Jersey 07083

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 15, 1997

To Our Shareholders:

         The Annual Meeting of Shareholders of Center Bancorp, Inc. (the "Corporation") will be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey on April 15, 1997 at 7:00 p.m., for the following purposes:

     1. To elect four Class 2 directors, whose three year terms will expire in 2000.

     2. To transact such other business as may properly come before the Annual Meeting.

     Only shareholders of record of the Corporation at the close of business on February 28, 1997 shall be entitled to notice of and to vote at the Annual Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

     Please complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope at your earliest convenience.

     You are cordially invited to attend the Meeting.

                                    By Order of the Board of Directors



                                    John J. Davis
                                    President and
                                    Chief Executive Officer

Dated:  March 14, 1997

                              CENTER BANCORP, INC.
                   2455 Morris Avenue, Union, New Jersey 07083

                                 PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Center Bancorp, Inc. (the "Corporation") of proxies to be used at the annual meeting of the shareholders of the Corporation to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey at 7:00 p.m. on April 15, 1997, and any adjournments thereof (the "Annual Meeting"). Copies of this Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about March 14, 1997.

     Only shareholders of record at the close of business on February 28, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.

     On the Record Date, there were 2,240,160 shares of common stock, no par value (the "Common Stock"), outstanding. An additional 299,052 shares are held by the Corporation as treasury stock.

     Any shareholder who executes the proxy referred to in this Proxy Statement may revoke such proxy at any time before it is exercised, but revocation is not effective unless a later dated signed proxy is submitted to the Corporation prior to the Annual Meeting, written notice of revocation is filed with the Secretary of the Corporation either prior to the Annual Meeting or while the Annual Meeting is in progress but prior to the voting of such proxy or the shares subject to such proxy are voted by written ballot at the Annual Meeting.

     All proxies properly executed and not revoked will be voted as specified. If a proxy is signed but no specification is given, the proxy will be voted in favor of the Board's nominees.

     The cost of soliciting proxies shall be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers and employees of the Corporation and/or its subsidiary may solicit proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation. The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy soliciting material to the beneficial owners of shares.

     The presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the Common Stock represented and entitled to vote at the Annual Meeting. All other matters submitted to shareholders at the Annual Meeting will require the affirmative vote of a majority of the votes cast at the Annual Meeting by shareholders represented and entitled to vote at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast "for" or "against" will be counted. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

                              Election of Directors

     The By-Laws provide that the Board of Directors shall consist of not less than five nor more than twenty-five members, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting. The Board of Directors has set the number of Directors to be eleven. The Corporation's Certificate of Incorporation provides that the Directors shall be divided into three classes, as nearly equal in number as possible, with each class elected on a staggered term basis, normally for a period of three years. Shorter terms are permitted when necessary in order to equalize the size of the classes. At the upcoming Annual Meeting, four directors in Class 2 will be elected for a three year term. The terms of the remaining directors in Class 1 and Class 3 will continue until 1998 and 1999, respectively.

     It is intended that the proxies solicited hereunder will be voted FOR (unless otherwise directed) the election of directors Hugo Barth, III, Alexander
A. Bol, Stanley R. Sommer and William A. Thompson for three year terms. The Corporation does not contemplate that any nominee will be unable to serve as a director for any reason. Each nominee has agreed to serve if elected. However, in the event that one or more of the nominees should be unable to stand for election, discretionary authority is reserved to cast votes for the election of a substitute or substitutes selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person or persons. Each of the nominees are currently members of the Board of Directors of the Corporation and its subsidiary, Union Center National Bank (the "Bank").

     Each of the members of the Board of Directors of the Corporation (collectively, the "Directors") has served in their current occupations for at least the past five years. The Directors, as of February 1, 1997, according to information supplied by them, owned beneficially, directly or indirectly, the number of shares of Common Stock set forth opposite their respective names below. The Directors have served continuously as such since the dates when they first became Directors as set forth herein. The date appearing in parentheses opposite each director's name in the "Director Since" column below represents the year in which such Director became a director of the Bank. Each such Director presently serves as a Director of the Bank.

     CLASS - 1    The  following  table sets forth  certain  information  with respect to each Director in Class 1. Each member of Class 1 has a term which will continue until 1998.

                                                                      Number of
                                                                      Shares of
                                                                    Common Stock
                                                                         Held
                                                                      Beneficially       Percent of
                                                       Director       Directly and       Outstanding         Other
  Name                 Occupation            Age        Since          Indirectly          Shares        Directorships
  ----                 ----------            ---        -----          ----------          ------        -------------

John J. Davis        President and Chief     54         1982          26,049(a)              1.16            - -
                     Executive Officer                  (1982)
                     of the Corporation
                     and the Bank

Brenda Curtis        Executive Director,     55          1995           1,500(b)              .07            - -
                     American Cancer                    (1995)
                     Society, Union
                     County Unit

Donald G. Kein       Partner, Kein,          59          1982          47,498(c)             2.12            - -
                     Pollatschek &                      (1970)
                     Greenstein
                     (Attorneys)

Charles P.           Chairman of the        73           1982          22,166(d)              .99            - -
Woodward             Board of the                       (1970)
                     Corporation and
                     the Bank

----------------

(a) Direct-----------25,830
    Indirect------------219 (jointly with wife and children)

(b) Direct------------1,500

(c) Direct-----------45,350
    Indirect------------648 (wife)
    Indirect-------------1,500 (trustee)

(d) Direct-----------22,166

CLASS - 2  The  following  table sets forth  certain  information  with  respect to each Director in Class 2 (each of whom has been nominated for a three-year term):

                                                                              Number of
                                                                              Shares of
                                                                            Common Stock
                                                                                Held
                                                                            Beneficially        Percent of
                                                              Director      Directly and        Outstanding        Other
      Name                  Occupation                 Age     Since         Indirectly           Shares        Directorships
      ----                  ----------                 ---    -------        ----------           ------        -------------

 Hugo Barth, III            Partner, Haeberle &        54       1982          22,003(a)             .98              - -
                            Barth (Funeral                     (1977)
                            Director)


 Alexander A. Bol           Owner, Alexander-          49       1994           6,210(b)             .28              - -
                            A. Bol A.I.A.
                            (Architectural Firm)               (1994)


 Stanley R. Sommer          Retired; formerly          75       1982          16,151(c)             .72              - -
                            President, Sommer,
                            Inc. (Retail                       (1972)
                            Clothing)


 William A. Thompson        Vice President,           39        1994           5,628(d)             .25              - -
                            Thompson &
                            Company (Autoparts                 (1994)
                            Distributor)


--------------------

(a) Direct-----------17,182
    Indirect----------4,821 (jointly with wife)

(b) Direct------------6,210

(c) Direct-----------15,833
    Indirect------------318 (wife)

(d) Direct------------4,650
    Indirect------------978 (wife)

CLASS 3 -   The  following  table sets forth  certain  information  with respect to the Directors in Class 3. Each member of Class 3 has a term which will continue until 1999.

                                                                        Number of
                                                                        Shares of
                                                                      Common Stock
                                                                          Held
                                                                      Beneficially       Percent of
                                                        Director      Directly and      Outstanding         Other
         Name                 Occupation        Age       Since        Indirectly          Shares       Directorships
         ----                 ----------        ---       -----        ----------          ------       -------------

Robert L. Bischoff       President               57       1992           14,647(a)           .65              --
                         Beer Import Co.                 (1992)

Paul Lomakin, Jr.        President               70       1982           56,498(b)          2.52              --
                         Winthrop Dev.                   (1977)
                         (Builder)

Herbert Schiller         President               61       1990           17,325(c)          .77               --
                         Foremost Mfg. Co.               (1990)
                         (Manufacturer)



---------------------

(a) Direct-----------14,175
    Indirect------------472 (wife)

(b) Direct-----------31,354
    Indirect---------25,144 (wife and children)

(d) Direct-----------14,175
    Indirect----------3,150 (corporate)


     The shares set forth in the table above include the following number of shares subject to options exercisable by April 1, 1997: Mr. Barth, 9,450 shares; Mr. Bischoff, 9,450 shares; Mr. Bol, 3,150 shares; Ms. Curtis, 0 shares; Mr. Davis, 5,670 shares; Mr. Kein, 9,450 shares; Mr. Lomakin, 9,450 shares; Mr. Schiller, 9,450 shares; Mr. Sommer, 9,450 shares; Mr. Thompson, 3,150 shares; and Mr. Woodward, 9,450 shares.

     The two executive officers of the Corporation who are not Directors, Anthony C. Weagley and Donald Bennetti, beneficially owned the following number of shares of Common Stock as of February 1, 1997: 5,814 shares for Mr. Weagley and 945 shares for Mr. Bennetti, including 1,890 and 945 shares for each of them, respectively, subject to options exercisable by April 1, 1997. As of February 28, 1997, the total number of shares directly and beneficially owned by all Directors and executive officers of the Corporation (13 persons) amounted to 242,434 shares or 10.8% of the common shares outstanding. In addition, as of February 1, 1997, the total number of shares directly and beneficially owned by officers of the Bank (and not the Corporation) amounted to 889 shares or .04% of the common shares outstanding.

     There are no fees paid to any Director of the Corporation for any meeting of the Board of Directors or its committees or committee meetings of the Bank's Board of Directors. All directors of the Bank who are not officers of the Bank receive a $6,500 annual retainer and $300 for each meeting of the Board of Directors of the Bank attended. Pursuant to the Corporation's 1993 Outside Director Stock Option Plan, each non-employee director has received a stock option covering 9,450 shares of Common Stock. These options are exercisable in three installments, commencing one year after the date of grant, at a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

     There is no family relationship, by blood, marriage or adoption, between any of the foregoing Directors and any other officer, director or employee of the Corporation or the Bank.

     The Corporation has no standing nominating committee or compensation committee of the Board of Directors. Matters within the jurisdiction of these committees are considered by the entire Board of Directors of the Corporation. The Board's Audit Committee consists of Mr. Kein (Chairman), Ms. Curtis and Messrs. Barth, Bischoff, Sommer, Thompson and Woodward. The Audit Committee has responsibility for monitoring the Corporation's financial reporting systems, reviewing the Corporation's financial statements and supervising the relationship between the Corporation and its independent accountants. During 1996, the Audit Committee met four times and the Board of Directors met 12 times. All directors attended at least 75% of the Board and Audit Committee meetings that he or she was required to attend.



                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the years ended December 31, 1994, 1995 and 1996, the annual and long-term compensation of the Corporation's Chief Executive Officer and Chief Financial Officer. No other executive officer of the Corporation had annual compensation of $100,000 or more during the past three years.


                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                                                           Compensation
                                                     Annual                                Common Shares               All
         Name and                                  Compensation                              Subject to                Other
    Principal Position         Year         Salary       Bonus(A)     Other(B)(C)         Options Granted         Compensation (D)
----------------------------

John J. Davis                  1996         $209,071          $47,600     $19,221                -                    $5,450
President and Chief            1995          189,783                       16,982                -                     4,500
                                                                 -
Executive Officer              1994          169,954             -         19,502                -                         -
of the Corporation
and the Bank


Anthony C. Weagley             1996          89,640            11,452       6,741                -                    $2,550
Vice President and             1995         101,179              -         46,789                -                     2,290
Treasurer of the               1994          71,431              -          1,870                -                         -
Corporation and
Sr. Vice President and
Cashier of the Bank


-----------------
(A) The Corporation adopted the Achievement Incentive Plan (the "AIP"), effective as of January 1, 1995. Incentive compensation payable under the AIP with respect to performance during 1996 has not yet been determined and accordingly is not included within "Annual Compensation". Incentive compensation payable under the AIP with respect to performance during 1995 was determined after last year's proxy statement was mailed to shareholders and, accordingly, is included within the "Bonus" column for 1996.

(B) For Mr. Davis, represents the cost to the Corporation of supplying an automobile to Mr. Davis ($15,921 in 1996, $13,535 in 1995 and $14,679 in
      1994) and payments made on Mr. Davis' behalf with respect to his personal use of a country club membership.

(C) For Mr. Weagley, represents the cost to the Corporation of supplying an automobile to Mr. Weagley ($6,741 in 1996, $6,486 in 1995 and $1,870 in
      1994) and payments made on Mr. Weagley's behalf with respect to relocation expense in 1995.

(D) Represents contributions made to the Corporation's 401(k) plan on behalf of Messrs. Davis and Weagley, representing 50% of their contributions up to 6% of gross compensation.

         Stock Options

     No stock options were granted to Mr. Davis or Mr. Weagley (the "Named Officers") during 1996 and the Named Officers did not exercise any stock options during 1996. The following table provides data regarding the number of shares covered by both exercisable and non-exercisable stock options held by the Named Officers at December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of the Named Officers' options and $20.50, the average of the high bid price and low asked price for the Common Stock on December 31, 1996 as quoted by the National Quotation Bureau.


                          FISCAL YEAR-END OPTION VALUES


                                                                           Value of Unexercised
                                 Number of                                 In-the-Money Options
                      Unexercised Options at Year-End(#)                       at Year-End($)
                   -------------------------------------------    -------------------------------------------


          Name               Exercisable        Unexercisable            Exercisable           Unexercisable

John J. Davis                     5,670               3,780               5,556.60               3,704.40
Anthony C. Weagley                1,890               1,260               1,852.20               1,234.80


Pension Plan

     The Bank maintains a defined benefit pension plan (the "Pension Plan") for the benefit of its eligible employees. Monthly normal retirement benefits are computed at the rate of 44% of final average earnings, reduced proportionately for the participant's credited benefit years less than 25. "Final average earnings" is the average monthly W-2 compensation which is paid to participants by the Bank during the last 60 calendar months of their credited benefit service (essentially equivalent to "Salary" in the Summary Compensation Table set forth above). The benefits shown are not subject to deduction for Social Security or other offset amounts.

     The following table sets forth the annual benefits which an eligible employee would receive under the Pension Plan upon retirement at age 65 based on the indicated assumptions as to average annual earnings and years of service. The table also reflects benefits under the Corporation's Supplemental Executive Retirement Plans, which became effective on January 1, 1995. The amounts shown reflect a 10 year certain and life annuity benefit rather than the joint and 50% survivor annuity benefit required by the Employee Retirement Income Security Act of 1974 as the normal form of benefit for a married employee. The number of benefit years for Mr. Davis is 19 and the number of benefit years for Mr. Weagley is 10.


         Average Annual
          Earnings for
         60 Consecutive                   10                  15                   20                     25*
          Months Prior                 Benefit             Benefit               Benefit                Benefit
         to Retirement                  Years               Years                 Years                  Years

           $  40,000                    7,040              10,560                $14,080                 $17,600
              60,000                   10,560              15,840                 21,120                  26,400
              80,000                   14,080              21,120                 28,160                  35,200
             100,000                   17,600              26,400                 35,200                  44,000
             120,000                   21,120              31,680                 42,240                  52,800
             140,000                   24,640              36,690                 49,280                  61,600
             150,000*                  26,400              39,600                 52,800                  66,000

*  Maximum


New Benefit Plans

     During 1994, the Corporation implemented certain new employee benefit plans, effective as of January 1, 1995, including two Supplemental Executive
Retirement Plans ("SERPS"). These new plans are described below under the caption "Board Report on Executive Compensation."

Employment Agreements

     John J. Davis entered into an employment agreement with the Corporation and the Bank, dated as of August 1, 1992. Effective September 1, 1995, the employment agreement was amended and restated in its entirety. As amended, the employment agreement provides for Mr. Davis' employment as President and Chief
Executive Officer of the Corporation and the Bank for a term that expires in 2000, subject to renewal provisions that, in effect, assure Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control
Event" (as defined) and five years' notice of termination in connection with a Change in Control Event. Mr. Davis' salary rate currently is $200,000 per annum.
In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the Executive Compensation Committee of the Bank's Board of Directors, with reference to the Bank's salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

     Mr. Davis has the right under the employment agreement to resign with "Good
Reason," which is defined in the agreement to include  certain Change in Control
Events which, in turn, are defined as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board. Upon termination for Good Reason, the employment agreement provides that Mr. Davis will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Davis under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Davis would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Davis would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

     Anthony  C.  Weagley   entered  into  an  employment   agreement  with  the
Corporation and the Bank, dated as of January 1, 1996. The employment  agreement provides for Mr.  Weagley's  employment as Senior Vice  President and Cashier of the Bank and Vice  President  and Treasurer of the  Corporation  for a term that expires on December 31, 1998,  subject to renewal  provisions  that,  in effect, assure Mr.  Weagley of at least two years' notice of  termination in the absence of a Change  in  Control  Event  and  three  years'  notice  of  termination  in connection with a Change in Control Event.  Mr.  Weagley's salary rate currently is $92,500 per annum. In subsequent  years, Mr. Weagley is to receive his salary for the  immediately  preceding  12 month  period plus such salary  increment as shall be determined by the Executive  Compensation Committee of the Bank's Board
of  Directors,  with  reference  to the  Bank's  salary  guide.  The  employment agreement  also  provides  that Mr.  Weagley will receive  certain  benefits and perquisites appropriate to his position.

     Mr. Weagley has the right under the employment agreement to resign with "Good Reason", which is defined in a manner similar to the definition in Mr.
Davis' contract. Upon termination for Good Reason, the employment agreement provides that Mr. Weagley will be entitled to receive a severance allowance equal to his regular compensation for the duration of the term of the agreement, an amount equal to the largest bonus received by Mr. Weagley under the AIP, multiplied by the number of years remaining in the term of his employment agreement, benefits comparable to the benefits that Mr. Weagley would have received under certain benefit plans maintained by the Corporation and the Bank and acceleration of all unvested stock options. Mr. Weagley would be entitled to comparable benefits if the Bank and the Corporation were to terminate his employment without cause.

     Both Mr. Davis' employment agreement and Mr. Weagley's employment agreement contain "gross up" provisions which provide for additional compensation in the event that any benefits payable to them pursuant to their employment agreements are subject to certain excise taxes imposed by the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

     The  Board  of  Directors  does  not  maintain  a  Compensation  Committee.
Accordingly,  compensation  decisions are made by the entire Board of Directors.
During 1996, the following individuals served on the Board for all or a portion of the year: Alexander A. Bol, Hugo Barth III, Robert L. Bischoff, Brenda
Curtis,  John J. Davis,  Donald G. Kein, Paul Lomakin,  Jr.,  Herbert  Schiller,
Stanley R. Sommer, William A. Thompson and Charles P. Woodward. Of the persons named, only Mr. Davis has served as an officer and/or employee of the Corporation or the Bank. Mr. Davis participates in Board determinations regarding compensation of all employees other than himself.

     Directors Hugo Barth III, Robert L. Bischoff, Brenda Curtis, John J. Davis,
Donald G. Kein, Paul Lomakin, Jr., Herbert Schiller,  Stanley R. Sommer, William
A. Thompson and Charles P. Woodward and certain of the Corporation's officers and their associates are and have been customers of the Bank and have had transactions with the Bank in the ordinary course of business during 1996. All such transactions with these directors and officers of the Corporation and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

     During 1996, a partnership of which Director Donald G. Kein was a partner rendered legal services to the Corporation and/or the Bank in the normal course of business. The aggregate fees amounted to approximately $60,900. Such firm has rendered and will continue to render legal services to the Corporation and/or the Bank in 1997. The cost of such services was reasonable and comparable to the cost of obtaining similar services elsewhere in the market place.

Board Report on Executive Compensation

     Pursuant to rules adopted by the SEC to enhance disclosure of corporate policies regarding executive compensation, the Corporation has set forth below a report of its Board regarding compensation policies as they affect Mr. Davis and the other executive officers of the Corporation.

Overview

     The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. Historically, the Corporation's standard benefit package was limited to the Pension Plan and health insurance. In 1995, the Board provided for these benefits to be supplemented in certain circumstances. The long-term benefit element is primarily reflected in the grants of stock options to specific executive officers.

     The  employment  agreement  entered into with John J. Davis has enabled the
Board  to  tie  annual   compensation  to  Mr.  Davis'  and  the   Corporation's
performance. Initially, the agreement provided for a base salary of $130,000 per annum.  Base salary in subsequent  years has been left to the  discretion of the
Board of  Directors,  subject  to the  restriction  that base  salary may not be reduced during the term of the agreement. In subsequent years, Mr. Davis' salary has been increased to $200,000 per year.  Subject to Mr.  Weagley's  contractual right to a salary of at least  $85,000 per year,  the salary levels of the other executive  officers  are  set  annually  by  the  Board  of  Directors,  with  a recommendation by Mr. Davis.

     The Board has  concluded  that it is important to provide Mr. Davis and Mr.
Weagley with certain employment protections. Mr. Davis' employment agreement contains an "evergreen" clause which, in effect, assures him that he will receive three years notice of any decision to terminate his agreement. Mr.
Weagley's agreement assures Mr. Weagley that he will receive two years notice of any decision to terminate his agreement.

Specific Elements of Compensation

     The  Board  has   sought  to   structure   executive   compensation   as  a
"pay-for-performance"  compensation  policy.  The elements of that policy are as follows:

          (a) Salary. While consolidation within the banking industry has created a substantial supply of qualified executives, the Board believes that it is important for the Bank to retain a competitive salary structure. In late
1994, the Board approved new salary guidelines for the Bank's officers. In accordance with those guidelines, Mr. Davis' current salary of $200,000 was increased to that level in January 1997.

          (b)  Incentive   Compensation.   The  AIP  is  designed  to  correlate
compensation  to  performance  in  a  manner  designed  to  provide   meaningful
incentives  for Bank  officers  in  general.  Under the  terms of the AIP,  Bank officers were eligible to receive  incentive pay for  performance in 1996 if the
Corporation's  return on average  assets was 1.00% or more.  The 1996  return on average assets amounted to 1.00%. For Mr. Davis, performance goals relate solely to the performance of the Corporation. For all other participants,  goals relate both to individual performance and the Corporation's performance.

          (c) Benefit Plans. In addition to benefits  provided under the Pension
Plan and under standard medical insurance plans, the Corporation furnishes the following plan benefits to executive officers:

               (i) 401(k). The Corporation has implemented a company-wide 401(k) plan designed to provide an overall benefit to all full-time employees who are at least 21 years old and have at least one year of service. Under this Plan, the Corporation matches 50% of employee contributions up to 6% of gross compensation. The match for Mr. Davis during 1996 was $4,500.

               (ii) SERPs.  The Corporation  has  established  two  Supplemental
Executive Retirement Plans ("SERPs") designed to provide benefits lost to senior
management  as  a  result  of  federal  legislation   reducing  and/or  limiting
retirement  benefits  available from the  Corporation's  Pension Plan and 401(k)
plan.  Costs to the Corporation for the replacement  benefits are similar to the reduction in qualified  retirement  plan costs which otherwise would be provided by those plans but for the federal  legislation.  To date, Mr. Davis is the only employee designated for participation in the SERPs.

               (iii) Split Dollar Life Insurance. The Board has implemented a split dollar life insurance program for Mr. Davis and other senior bank officers under the age of 60. This plan is designed to reduce the costs to the Corporation of providing death benefit coverage to such officers, while providing enhanced benefits at retirement (projected to be 3.5 times salary less
$50,000 remaining in a group term plan, subject to a maximum of $500,000 per employee) and reduced income tax to the participants on the coverage provided.

          (d) Stock Options. From time to time, the Board has granted stock options to Mr. Davis and other executive officers. Such options have been granted at an exercise price equal to the then current market price of the Common Stock. The value of such options thus correlates directly with the market performance of the Common Stock. Information regarding Mr. Davis' and Mr.
Weagley's options is presented elsewhere herein.

     The Board believes that an appropriate compensation program can help in achieving shareholder performance goals if its program reflects an appropriate balance between providing rewards to key employees while at the same time effectively controlling cash compensation costs. The Board believes that its compensation program is consistent with, and should help to achieve, those objectives.

         By:      The Board of Directors

                  Hugo Barth III                     Paul Lomakin, Jr.
                  Robert L. Bischoff                 Herbert Schiller
                  Alexander A. Bol                   Stanley R. Sommer
                  Brenda Curtis                      William A. Thompson
                  John J. Davis                      Charles P. Woodward
                  Donald G. Kein



Stockholder Return Comparison

     Set forth below is a line graph presentation comparing the cumulative stockholder return on the Corporation's Common Stock, on a dividend reinvested basis, against the cumulative total returns of the Standard & Poor's 500 Stock
Index and the Media General Industry Group Index-Middle-Atlantic Banks for the period from January 1, 1992 through December 31, 1996.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG CENTER BANCORP, INC.,
          THE S&P 500 INDEX AND THE MEDIA GENERAL INDUSTRY GROUP INDEX

                     Measurement Period (Fiscal Year Ending)

                                     1991         1992        1993        1994         1995        1996

Center Bancorp, Inc.                 100         134.26      280.12      247.89       258.96      272.81

Media General Industry               100         125.23      155.57      147.70       224.28      317.65
Group Index - Middle
Atlantic Banks

S&P 500 Index                        100         107.64      118.50      120.06       165.18      203.11



                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation and the Bank have appointed KPMG Peat Marwick their independent auditors to perform the function of independent public auditors for fiscal year 1997.

     Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting and will be available to respond to appropriate questions of shareholders. Such representatives will have an opportunity to make a statement at the Annual Meeting if they so desire.

                              SHAREHOLDER PROPOSALS

     SEC regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders. Any such proposals for the Corporation's Annual Meeting of Shareholders to be held in 1998, must be submitted to the Corporation on or before November 14, 1997 and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting.

                                  OTHER MATTERS

     The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, but if any other matters properly come before the Annual Meeting, or any adjournments thereof, the holder of any proxy is authorized to vote thereon at his or her discretion.

     A copy of the Annual Report of the Corporation and the Bank for the year ended December 31, 1996 is being mailed to shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 (EXCLUDING EXHIBITS) WILL BE FURNISHED, WHEN AVAILABLE, WITHOUT CHARGE TO ANY SHAREHOLDER MAKING A WRITTEN REQUEST FOR THE SAME TO ANTHONY C. WEAGLEY, VICE PRESIDENT AND TREASURER, CENTER BANCORP, INC., 2455 MORRIS AVENUE, UNION, NEW JERSEY 07083.

                                          By Order of the Board of Directors



                                          John J. Davis
                                          President and Chief Executive Officer

Dated:  March 14, 1997


                              CENTER BANCORP, INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Center Bancorp, Inc., Union, New Jersey 07083, do hereby constitute and appoint Donald Bennetti, John F. McGowan and Ed Wojtaszek, or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead to vote all of the common stock of said Corporation standing in my name on its books on March 1, 1997 at the annual meeting of its shareholders to be held at the Suburban Golf Club, 1730 Morris Avenue, Union, New Jersey 07083 on April 15, 1997 at 7:00 O'clock p.m. or at any adjournments thereof, with all powers the undersigned would possess if personally present, as shown on the reverse side.

     This proxy is being solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

     1. Election of Hugo Barth, III, Alexander A. Bol, Stanley R. Sommer and William A. Thompson as directors for three-year terms ending in 2000.

                  _____  Grant Authority for all nominees

                  _____  Withhold Authority for all nominees

     Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

            _________________________________________________________


     2. Other Business-Whatever other business may be brought before the meeting or any adjournment thereof.

     If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of management.


     Unless otherwise specified, execution of this proxy will confer authority to the persons named herein as proxies to vote shares in favor of the Board's nominees for directors.

                  Dated:            , 1997

                  Signature:  ___________________________________

                  Signature:  ___________________________________

     When signed as attorney, executor, administrator, trustee or guardian, please give full titles. If more than one trustee, all should sign. All joint owners must sign.

     Important: To assure your representation at the meeting, please date, sign and mail this proxy promptly in the envelope provided.